                                                            EXHIBIT 5.1

                    OPINION OF KELLY, HART & HALLMAN, P.C.






                             Kelly, Hart & Hallman
                         (a professional corporation)
                                201 Main Street
                            Fort Worth, Texas 76102



                                 June 1, 1999



Cross Timbers Oil Company
810 Houston Street, Suite 2000
Fort Worth, Texas 76102

     Re:  Cross Timbers Oil Company
          Registration Statement on Form S-3
          ----------------------------------


Gentlemen:

     This firm has acted as legal counsel to Cross Timbers Oil Company, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of up to 4,000,000 shares of common stock (the "Shares") by certain stockholders of the Company named in the Registration Statement. The opinion set forth below is given pursuant to Item 601(b)(5) of Regulation S-K for inclusion as Exhibit 5.1 to the Registration Statement and pertains to the offering of the Shares by such stockholders.

     In connection with this opinion, we have made the following assumptions:
(i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and if not originals are true and correct copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

     Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

     1. The Company was incorporated, exists and is in good standing under the laws of the State of Delaware.

     2. The Shares have been duly authorized by the Company and, when issued against payment therefor in accordance with the purchase agreement pursuant to which they are issued, will be validly issued, fully paid and non-assessable.

     This opinion is further limited and qualified in all respects as follows:

          A. The opinion is specifically limited to matters of the existing laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.

          B. This opinion is limited to the specific opinions stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

          C. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

     We call your attention to the fact that certain members of this law firm have directly or indirectly invested in the Company's common stock.

     This opinion is intended solely for your benefit. It is not to be quoted in whole or in part, disclosed, made available to or relied upon by any other person, firm or entity without our express prior written consent.

     We hereby consent to the use of this opinion in the above-referenced Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                              Respectfully submitted,

                              /s/ KELLY, HART & HALLMAN

                              KELLY, HART & HALLMAN
                          (a professional corporation)